TEXAS MINERAL RESOURCES CORP. 10-Q

Exhibit 10.26. Assignment

ASSIGNMENT OF SHARES OF COMMON STOCK

For good and valuable consideration, Daniel E. Gorski (“Assignor”) does hereby assign and transfer, free and clear of any and all encumbrances known to the undersigned, to Texas Mineral Resources Corp. (“Company” or “Assignee”) 157,686 shares of USA Rare Earth, Inc. (“USARE”) common stock (the “Shares”) standing in his name on the books of USARE (“Assignment”). Assignor is the rightful and true owner of the Shares as reflected on the books and records of USARE. Assignor agrees to take any and all action necessary to effect the transfer of the Shares, on the books and records of the USARE (as maintained by its transfer agent), to the Company.

Assignor owns all of the record, legal and beneficial interests in the Shares, free and clear of any lien or encumbrance, and the Assignee shall receive good, valid and assignable title to the Shares, free and clear of any lien or encumbrance.  Assignor is not a party to (i) any option, purchase right, or other contract or commitment that could require the Assignor to sell, transfer, or otherwise dispose of any portion of the Shares, or (ii) any voting trust, proxy, restriction, other agreement or understanding with respect to the voting or transfer of any of the Shares.  Assignor further represents and warrants that he is the sole individual owner of the Shares and his spouse, Patrice Gorski (“Spouse”), either (i) does not own any community property interest (or other interest) in the Shares or (ii) if his Spouse owns a community property interest (or any other interest) in such Shares, his Spouse, by acknowledging and executing this Assignment, hereby consents to the transfer of the Shares pursuant to this Assignment and acknowledges and agrees that she is assigning and transferring any and all of her community property interest (or other interest) in the Shares, free and clear of any lien or encumbrance, to the Company. Each of Assignor and Spouse had the opportunity to consult independent counsel to understand the meaning and legal consequences of this Assignment and each of Assignor and Spouse has consulted with independent counsel or determined not to take advantage of that right. The Assignor hereby indemnifies and agrees to hold Assignee harmless from any (i) claim contesting Assignor’s (including if applicable Spouse’s) ownership in the Shares, Assignor’s transfer (including if applicable Spouse’s transfer) of all of his (including if applicable Spouse’s) interest in the Shares to the Company, or the Company’s ownership in the Shares as a result of such transfer, and (ii) breach of the representations and warranties made by Assignor (or Spouse) in this Assignment.

EXECUTED to be effective as of the 12th day of January, 2026.

Assignor:		Assignee:

Texas Mineral Resources Corp.
/s/ Daniel E. Gorski
Daniel E. Gorski	By:	/s/ Wm. Chris Mathers
Wm. Chris Mathers,
Chief Financial Officer

Consent, Acknowledgment and Agreement by Spouse:

The undersigned hereby confirms that she has read and understands this Assignment, agrees with the statements set forth in this Assignment, agrees to be bound by the terms of this Assignment, consents to the transfer of the Shares to the Company pursuant to this Assignment, provides power of attorney to Assignor to handle all documentation that may be required to complete this Assignment, and acknowledges and agrees that she hereby transfers and assigns any and all of her community property interest (or other interest) in the Shares, free and clear of any lien or encumbrance, to the Company.

/s/ Patrice Gorski

Patrice Gorski,

Wife of Daniel E. Gorski